SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into to be effective by June 1, 2005, by and among Global Software Inc., a North Carolina corporation (“Buyer”), and Timeline, Inc., a Washington corporation (“Seller”).

A. Pursuant to that certain Letter of Intent dated as of May 6, 2005 by and among Buyer and Seller (the “Letter of Intent”), Buyer has agreed to purchase and Seller has agreed to sell certain assets of Seller on the terms and subject to the conditions therein. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Letter of Intent.

B. In connection with the Letter of Intent, Seller has agreed to issue to Buyer that certain secured promissory note, of even date herewith, in the original principal amount of $250,000.00 (the “Secured Promissory Note”), and Seller has agreed, for the purpose of securing payment of such debt, to grant Buyer a first priority security interest in Seller’s assets.

For good and valuable consideration, receipt and adequacy of which are hereby admitted and acknowledged, the parties hereto agree as follows:

1. Secured Assets.

The assets subject to this Security Agreement shall consist of the Assets, as defined in the Letter of Intent, presently existing and hereafter created, written, produced, developed, acquired and arising, of every nature, kind and description, wherever located and notwithstanding in whose custody and possession any of the foregoing may be at any time or times, which assets are hereinafter referred to as the “Secured Assets.” Notwithstanding any amendment, termination or substitution of the Letter of Intent, the Secured Assets shall consist of all Assets as defined in the Letter of Intent as in effect on May 6, 2005.

2. Grant.

In order to secure the payment of any monies due to Buyer under the Secured Promissory Note, Seller hereby grants to Buyer and its successors and assigns, a first priority security interest in all of the Secured Assets. This security interest shall be subject to the terms and conditions of this Security Agreement.

3. Default.

Seller shall be in default under the terms and conditions of this Security Agreement, upon the occurrence of an event of default under the Secured Promissory Note.

4. Perfection; Recordation.

The first priority security interest granted herein shall be perfected by the filing of an appropriate Uniform Commercial Code Form UCC-1 with the appropriate government filing office. The parties agree to take all necessary actions to record the security interest in Seller’s patents and trademarks by making all necessary filings with the United States Patent and Trademark Office.

5. Post-Closing Covenant.

On or by June 5, 2005, all then existing liens on the Secured Assets shall be removed, all corresponding Uniform Commercial Code filings shall be terminated, all debts represented by such filings shall be satisfied and evidence thereof shall be provided to Buyer.

6. Waiver.

The failure of Buyer and/or Seller at any time to demand strict performance by the other of any terms, covenants or conditions set forth herein, shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of said terms, covenants or conditions.

7. Governing Law; Venue.

It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the provisions of the laws of the State of North Carolina, in such case made and provided.

8. Attorneys’ Fees.

In the event of any action brought by either party against the other arising out of this Agreement, or for the purposes of enforcing this Agreement or collection of any damages alleged to have resulted to one of the parties by reason of the breach or failure of performance of the other, the party prevailing in any such action shall be entitled to recover reasonable attorneys’ fees and cost of suit as may be determined by the court.

9. Headings.

The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction of interpretation of any of its provisions.

10. Severability.

In the event that any of the terms of this Agreement are held to be partially or wholly invalid or unenforceable for any reason whatsoever, such holdings shall not affect, alter, modify or impair in any manner whatsoever, any of the other terms, or the remaining portion of any term, held to be partially invalid or unenforceable.

11. Notice.

All notices required to be given hereunder shall be in writing and shall be deemed to be delivered if personally delivered or dispatched by certified mail, receipt requested, postage paid, addressed to the parties as set forth on the signature page below, or by facsimile transmission (receipt confirmed) to the fax number set forth on the signature page below.

Notice shall be deemed given on the date that it is deposited in the mail in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

12. Entire Agreement; Amendments.

This Agreement, together with the Letter of Intent, the Secured Promissory Note, and any document or agreement entered into in connection with or contemplated by the Letter of Intent constitutes the entire agreement between the parties, and contains all of the agreements between the parties with respect to the subject matter hereof.

No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

13. Invalid Provision.

The invalidity or unenforceability of any other particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement the day and year first above written.

SELLER:

Timeline, Inc.

By: /s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh Its: Chief Executive Officer

Address:	3055 – 112th Ave. NE., Suite 106
Bellevue, WA 98004
Fax No.:	(425) 822-1120

BUYER:

Global Software, Inc.

By: /s/ Ron Kupferman

Name: Ron Kupferman Its: Chief Executive Officer

Address:	3200 Atlantic Ave.
Raleigh, NC 27604
Fax No.:	(919) 790-4400